LIMITED LIABILITY COMPANY AGREEMENT

                                   Dated as of
                                 October 3, 2000

          The undersigned (the "MEMBERS," which term shall include any Persons hereafter admitted to the Company pursuant to Article V of this Agreement and shall exclude any Persons who cease to be Members pursuant to Article VI of this Agreement) hereby agree to form and hereby form, as of the date and year first above written, a limited liability company organized in series (the "COMPANY"), pursuant to the provisions of the Delaware Limited Liability Company Act which shall be governed by, and operated pursuant to, the terms and provisions of this Limited Liability Company Agreement (the "AGREEMENT").

                                   ARTICLE I

                               General Provisions

          Section 1.1  DEFINITIONS. For the purposes of this Agreement:

                    (a) "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account with respect to any class or series as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (i) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations under Section 704 of the Code; and

               (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                    (b) "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

                    (c) "Affiliate" shall have the meaning as set forth in the Investment Company Act.

                    (d) "Business Day" shall mean any day other than (i) Saturday or Sunday and (ii) any other day on which banks located in New York City are required or authorized by law to remain closed.

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                    (e) "Agreement" shall have the meaning set forth in the
preamble.

                    (f) "Capital Call" shall have the meaning set forth in
Section 3.1(b).

                    (g) "Capital Call Date" shall have the meaning set forth in
Section 3.1(b).

                    (h) "Capital Call Notice" shall have the meaning set forth in Section 3.1(b).

                    (i) "Capital Commitment" shall have the meaning set forth in
Section 3.1(a).

                    (j) "Capital Account" shall have the meaning set forth in
Section 3.2(a).

                    (k) "Capital Contributions" shall have the meaning set forth in Section 1.5(a).

                    (l) "Closing" shall mean the Initial Closing and any date as of which the Managing Member shall admit one or more additional members to a class or series of the Company.

                    (m) "Code" shall have the meaning set forth in Section
2.2(i).

                    (n) "Company" shall have the meaning set forth in the Preamble, provided, however, that references to the Company shall also be references to the series of the Company as the context may require.

                    (o) "Failed Capital Call" shall have the meaning set forth in Section 3.1(f).

                    (p) "Fiscal Period" shall have the meaning set forth in
Section 1.3.

                    (q) "Fiscal Quarter" shall have the meaning set forth in
Section 1.3.

                    (r) "Fiscal Year" shall have the meaning set forth in
Section 1.3.

                    (s) "Former Member" shall have the meaning set forth in
Section 1.5(e).

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                    (t) "Gross Asset Value" means, with respect to any asset,
such asset's adjusted basis for Federal income tax purposes, except as adjusted by the Managing Member as provided in this Agreement.

                    (u) "Hot Issue" shall have the meaning set forth in Section 3.3(a).

                    (v) "Hot Issue Nonparticipant Interests" shall mean the percentage obtained by dividing the Capital Account balance of a Member ineligible to participate in a Hot Issue as of the date of determination by the sum of the Capital Account balances of all Members in such class or series ineligible to participate in such Hot Issue as of the date of determination.

                    (w) "Hot Issue Participant Interest" shall mean the percentage obtained by dividing the Capital Account balance of a Member eligible to participate in a Hot Issue as of the date of determination divided by the sum of the Capital Account balances of all Members in such class or series eligible to participate in such Hot Issue as of the date of determination.

                    (x) "Immediate Family Member" shall mean with respect to a natural person any parent, step-parent, spouse or former spouse, lineal descendant of such person or of any parent, step-parent, spouse or former spouse of such person and shall include adoptive relationships.

                    (y) "Indemnified Persons" shall have the meaning set forth in Section 2.7(a).

                    (z) "Initial Closing" means the first date as of which the class or series of the Company receives the initial Capital Contributions from or on behalf of Members.

                    (aa) "Interests" shall have the meaning set forth in Section 1.5(e).

                    (ab) "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                    (ac) "Managing Member" shall have the meaning set forth in
Section 1.5(b).

                    (ad) "Marketable Securities" shall mean securities that are
(a) traded on an established U.S. national or non-U.S. securities exchange or
(b) reported through NASDAQ or a comparable established non-U.S. over-the-counter trading system or (c) otherwise traded over-the-counter or purchased and sold in transactions effected pursuant to Rule 144A under the Securities Act of 1933, as amended ("SECURITIES ACT"), in each case that the Managing Member believes are marketable at a price approximating their value as determined in Section 3.5 within a reasonable period of time and are not subject to restrictions on transfer under the Securities Act or other applicable securities laws or subject to contractual restrictions on transfer.

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                    (ae) "Members" shall have the meaning set forth in Section
1.5(c).

                    (af) "Net Income" means the net income generated by the class or series of the Company with respect to a Fiscal Year, as determined for Federal income tax purposes, PROVIDED that such income shall be increased by the amount of all income earned by such class or series during such period that is exempt from Federal income tax and decreased by the amount of all expenditures made by the class or series of the Company during such period that are not deductible for Federal income tax purposes and that do not constitute capital expenditures.

                    (ag) "Net Loss" means the net loss generated by the class or series of the Company with respect to a Fiscal Year, as determined for Federal income tax purposes, PROVIDED that such loss shall be decreased by the amount of all income earned by such class or series during such period which is exempt from Federal income tax and increased by the amount of all expenditures made by the class or series of the Company during such period that are not deductible for Federal income tax purposes and that do not constitute capital expenditures.

                    (ah) "Nonfunding Member" shall have the meaning set forth in
Section 3.1(f).

                    (ai) "Nonparticipant Capital Utilization" shall mean the product obtained by multiplying the amount of capital of a class or series invested in a Hot Issue by the sum of the percentage of Interests of the Members in such class or series who are not participating in the Net Income or Net Loss realized by the class or series from such Hot Issue in accordance with the requirements of Section 3.3(a).

                    (aj) "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

                    (ak) "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

                    (al) "Organizational Expenses" shall have the meaning set forth in Section 2.8(a).

                    (am) "Partner Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

                    (an) "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

                    (ao) "Partner Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(1).

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                    (ap) "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2).

                    (aq) "Pass-Thru Member" shall have the meaning set forth in
Section 8.3.

                    (ar) "Person" shall mean any natural person, corporation, partnership, trust, limited liability company or other entity.

                    (as) "Prime Rate" shall mean the rate of interest published from time to time in The Wall Street Journal, Eastern Edition, designated therein as the prime rate.

                    (at) "Regulatory Allocations" shall have the meaning set forth in Section 3.3(c).

                    (au) "Related Person" shall mean the Managing Member, an officer, director or employee of the Managing Member or an Immediate Family Member of any of the foregoing, a member, shareholder, member or other equity owner of the Managing Member or any Person substantially all of the beneficial interests in which are owned by or for the benefit of one or more of the foregoing.

                    (av) "Tax Matters Member" shall have the meaning set forth in Section 8.3.

                    (aw) "Temporary Investment" shall mean investments in (a) cash or cash equivalents, (b) marketable direct obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (c) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Fund the highest or second highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Services, or their respective successors, (d) interest bearing accounts at a registered broker-dealer, (e) money market mutual funds, (f) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia, each having at the date of acquisition by the Fund combined capital and surplus of not less than $100 million, (g) overnight repurchase agreements with primary Federal Reserve Bank dealers collateralized by direct U.S. Government obligations, (h) short- and medium-term fixed income investments paying interest exempt, in the opinion of counsel to the issuer thereof, from federal income tax, (i) pooled investment funds or accounts that invest only in securities or instruments of the type described in
(a) through (h).

                    (ax) "T-Bill Rate" shall mean the 90 day U.S. Treasury Bill rate in effect from time to time as determined by the Managing Member in its sole and absolute discretion.

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                    (ay) "THL Fund V" shall mean the Thomas H. Lee Equity Fund
V, L.P.

                    (az) "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as amended, reformed or otherwise modified from time to time.

                    (aba) "Unaffiliated Interests" shall have the meaning set forth in Section 1.7(b).

          Section 1.2 COMPANY NAME. The Company shall do business under the name of Putnam Investments Employees' Securities Company I LLC or such other name as the Manager may select from time to time. Each series shall do business under any name deemed advisable by the Managing Member.

          Section 1.3 FISCAL PERIODS. The fiscal year of each class or series of the Company ("FISCAL YEAR") shall end on December 31 of each year (or such other day as determined in the sole and absolute discretion of the Managing Member), unless the designation of such class or series establishes a different date.

          Section 1.4 PRINCIPAL OFFICE. The principal office of the Company shall be at One Post Office Square, Boston, Massachusetts 02109, or such other place as may from time to time be designated by the Managing Member. The Managing Member shall give prompt notice of any change to each Member.

          Section 1.5  LIABILITY OF MEMBERS.

                    (a) The names of all of the Members and the amounts of their respective contributions to each class or series of the Company (the "CAPITAL CONTRIBUTIONS") for each of their Capital Accounts from time to time will be set forth in the books and records of the Company.

                    (b) Subject to the obligations of the Members and former Members pursuant to Section 1.5(c), that Member who is designated in Part I of the Schedule as the Managing Member (the "MANAGING MEMBER") shall be liable only to the extent of its Capital Account.

                    (c) The Managing Member and those Members who are designated in Part II of the Schedule as Members of one or more series or class as to which they have been admitted as Members (the "MEMBERS") shall be liable for the repayment and discharge of all debts and obligations of the Company incurred during any period during which they are or were Members of the Company only to the extent of their respective interests in any class or series in the Company during such period with respect to liabilities attributable to such class or series and shall not otherwise have any liability in respect of the debts and obligations of the Company. Notwithstanding the previous sentence, in no event shall any Member be obligated to make any additional contribution whatsoever to the

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Company, and in no event shall any Member or former Member have any liability for the repayment and discharge of the debts and obligations of the Company (apart from such Member's interest in the Company as aforesaid and in reserves or other amounts not yet distributed in respect of such former Member's interest in the Company) except to the extent provided by Sections 18-607(b) and (c) of the Delaware Limited Liability Company Act.

                    (d) Up to the limit of their respective interests in any class or series of the Company for a particular Fiscal Period, the Members and all former Members shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of the preceding paragraphs of this Section
1.5 in the proportions of their respective interests in the Company for the sets of Capital Accounts and relevant Fiscal Period to which any debts or obligations of such class or series are attributable. No series shall be liable for the obligations of any other series. Series may be created in classes, with each set of classes forming one series. The Managing Member may be the same or different with respect to one or more classes or series. Each series shall be a separate partnership for tax purposes and shall maintain separate books and records. General liabilities of the Company shall be prorated across the series based on net asset value, and all direct expenses of each series shall be charged separately to such series.

                    (e) As used in this Agreement (except as otherwise specified), the terms "INTERESTS IN THE COMPANY," "INTEREST IN THE COMPANY" and "INTERESTS" shall mean with respect to each Member (or former Member) the aggregate amount in all of such Member's (or former Member's) Capital Accounts pursuant to the terms and provisions of this Agreement as of the end of a Fiscal Period. As used in this Agreement, the term "FORMER MEMBER" refers to such Persons as hereafter from time to time cease to be Members pursuant to the terms and provisions of this Agreement.

          Section 1.6  PURPOSES OF COMPANY.

                    (a) The Company is organized for the purpose of (i) making direct, side-by-side co-investments, to the extent practicable, with the THL Fund V ("PORTFOLIO INVESTMENTS") and (ii) engaging in all activities and transactions as the Managing Member may deem reasonably necessary, advisable or incidental in connection therewith, including, without limitation:

                         (A) to place record title to, or the right to use, Company assets in, the name or names of one or more nominees (corporate or otherwise) or trustees for any purpose convenient or beneficial to the Company;

                         (B) to have its business and affairs managed by the Managing Member, subject to and in accordance with Article II;

                         (C) to engage third parties to provide administrative services to the Company or for any other permissible activity; and

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                         (D) to engage personnel and employees of the Company,
     the Managing Member or its affiliates, whether part-time or full-time, to engage attorneys, independent auditors or such other persons as the Managing Member may deem necessary or advisable, and to do all such other acts as the Managing Member, or such personnel or employees acting within the scope of authority granted to them by the Managing Member or this Agreement, may deem necessary or advisable in connection with carrying out the business of the Company including, without limitation, subject to the supervision of the Company, to offer and sell interests in the Company to prospective investors in accordance with the Securities Act, as amended or any exemption thereunder and all applicable state securities or blue sky laws with such sales charges payable by the Managing Member and to do all things necessary or appropriate in connection with making such offers and sales.

          Section 1.7  ASSIGNABILITY OF INTEREST.

                    (a) Except with the express written consent of the Managing Member, which may be withheld in its sole and absolute discretion, a Member may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of its interest in the Company in whole or in part to any Person. Any assignment, sale, transfer, pledge, hypothecation or other disposition made in violation of this Section 1.7 shall be void and of no effect. Furthermore, no transferee of an Interest shall become a Member except upon admission pursuant to Section 5.1 upon the consent of the Managing Member which may be withheld in its sole and absolute discretion.

                    (b) Without the consent of Members holding a majority of the Unaffiliated Interests ("UNAFFILIATED INTERESTS" being all Company interests other than those held by the Managing Member and its Affiliates and Related Persons), the Managing Member may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of its interest in the Company, as Managing Member, as a whole or in part, to any Person, (i) unless, immediately prior to and after such assignment, sale, transfer, pledge, hypothecation or other disposal, such Person was controlled by the Managing Member or by the Person or Persons who controlled the Managing Member immediately prior to such transaction or (ii) except upon written notice given to all Members 60 days in advance of the proposed assignment, sale, transfer, pledge, hypothecation or other disposal.

          Section 1.8 MINIMUM INITIAL INVESTMENT. The minimum initial investment in any class or series of the Company by any Member shall be $25,000 or such greater or lesser amount as the Managing Member shall determine from time to time in its sole and absolute discretion.

          Section 1.9 REGISTERED OFFICE AND AGENT IN DELAWARE. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, which may be changed by the Managing Member from time to time in its sole and absolute discretion. The name of its registered agent at that address is The Corporation Trust

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Company. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be designated by the Managing Member.

                                   ARTICLE II

                              Management of Company

          Section 2.1 MANAGEMENT GENERALLY. The management of the Company and each class or series thereof shall be vested exclusively in the Managing Member. The Members shall have no part in the management of the Company, and shall have no authority or right in their capacity as Members to act on behalf of the Company in connection with any matter. Employees of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the Managing Member acting as the equivalent of the board of directors of a corporation or as expressly authorized by this Agreement.

          Section 2.2 AUTHORITY OF MANAGING MEMBER. The Managing Member shall have the power by itself on behalf and in the name of the Company and/or its series to carry out any and all of the objects and purposes of the Company and/or its series set forth in Section 1.6 or in an appendix hereto designating the obligations, limitations and purposes of any series, and to perform all acts and enter into and perform all contracts and other undertakings necessary or advisable or incidental thereto, including, without limitation, the power to:

                    (a) exercise with full discretion to purchase, sell and exercise voting or consent rights with respect to all instruments, investments and other property in which the Company assets may be invested and otherwise on such terms and conditions as the Managing Member shall determine;

                    (b) open, maintain and close accounts with brokers, dealers, banks, currency dealers and others, including the Managing Member and its affiliates, and issue all instructions and authorizations to entities regarding the purchase and sale or entering into, as the case may be, of securities, certificates of deposit, bankers acceptances, agreements for the borrowing and lending of portfolio securities and other assets, instruments and investments for the purpose of seeking to achieve the Company purposes as well as to facilitate capital contributions, distributions, withdrawals, the payment of Company expenses and the business and affairs of the Partnership in general;

                    (c) open, maintain and close bank accounts and draw checks or other orders for the payment of monies;

                    (d) acquire, lease, sell, hold or dispose of any assets, liabilities or investments in the name or for the account of the Company or enter into any contract or endorsement in the name or for the account of the Company with respect to any such assets or investments or in any other manner bind the Company to acquire, lease, sell, hold or dispose of any such assets or investments whatsoever on such terms as the Managing

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Member shall determine and to otherwise deal in any manner with the assets of the Partnership in accordance with the purposes of the Managing Member;

                    (e) borrow money from any source or with any party, upon such terms and conditions as the Managing Member may deem advisable and proper, to execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness and to secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of property then owned or thereafter acquired by the Company, and refinance, recast, modify or extend any of the obligations of the Company and the instruments securing those obligations;

                    (f) borrow money or otherwise incur indebtedness on behalf of a Member from any source upon the terms described in Section 3.1(f) in the event that such Member fails to fund a Capital Call on a specified date;

                    (g) employ, retain, or otherwise secure or enter into contracts, agreements and other undertakings with persons in connection with the management and operation of the Company's business, including, without limitation, any attorneys and accountants, and including, without limitation, contracts, agreements or other undertakings and transactions with the Managing Member, any other Member or any person controlling, under common control with or controlled by the Managing Member or any other Member, all on such terms and for such consideration as the Managing Member deems advisable; PROVIDED, HOWEVER, that any such contracts, agreements or other undertakings and transactions with the Managing Member or any other Member or any person controlling, under common control with or controlled by the Managing Member or any other Member shall be on terms and for consideration which are arm's-length and fair to the parties consistent with the fiduciary standards applicable to the Managing Member and shall also be subject to the terms of Section 2.5 to the extent applicable;

                    (h) take any and all action which is permitted under the Delaware Limited Liability Company Act and which is customary or reasonably related to the business of the Company;

                    (i) make such elections under the Internal Revenue Code of 1986, as amended (the "CODE"), and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and expense, and as to all other relevant matters, as the Managing Member deems necessary or appropriate, including, without limitation, elections referred to in Section 754 of the Code, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company;

                    (j) bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Company;

                    (k) deposit, withdraw, invest, pay, retain and distribute the Company's funds in a manner consistent with the provisions of this Agreement;

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                    (l) cause the Company to carry such indemnification
insurance as the Managing Member deems necessary to protect it and any other individual or entity entitled to indemnification by the Company pursuant to
Section 2.7;

                    (m) do any and all acts on behalf of the Company, and exercise all rights and perform all obligations of the Company, with respect to its interest in any property or any Person, including, without limitation, the voting of securities, the filing of reports and other documents with governmental authorities and self-regulatory organizations, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

                    (n) authorize any officer, director, employee or other agent of the Managing Member or any employee or agent of the Company to act for and on behalf of the Company in any or all of the foregoing matters and all matters incidental thereto as fully as if such person were the Managing Member;

                    (o) create any classes or series of Members having such relative rights, powers and duties as may from time to time be established by the Managing Member, so long as such relative rights, powers and duties do not adversely affect any of the rights, powers and duties of any Members who are Members at the time of the creation of such classes or series, and to amend, without the consent of any of the Members, the terms and provisions of this Agreement to reflect such relative rights, powers and duties as are applicable to such classes or series which have been created pursuant to this Section 2.2(o).

                    (p) Appoint persons to act as officers of the Company as desirable, necessary or appropriate.

                    (q) make any determinations required hereunder including but not limited to determinations of amounts attributable to Portfolio Investments; amounts not attributable to Portfolio Investments; whether a disposition had been complete or partial; and amounts credited or debited to each Capital Account with respect to each Portfolio Investment.

          Section 2.3 MEETINGS. There shall be no meetings of the Members unless called by the Managing Member.

          Section 2.4 RELIANCE BY THIRD PARTIES. Persons dealing with the Company are entitled to rely conclusively upon the certificate of the Managing Member or any officer to which it delegates authority to the effect that it is then acting as the Managing Member of one or more classes or series or such agent with respect to one or more classes or series and upon the power and authority of the Managing Member and any employee or agent of the Managing Member or the Company as herein set forth.

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          Section 2.5 ACTIVITIES OF MANAGING MEMBER AND AFFILIATES; CONFLICTS OF
INTEREST.

                    (a) The Managing Member, its officers, directors, managers, employees or other agents and agents and employees of the Company shall devote so much of their time to the affairs of the Company as in their judgment the conduct of the Company business shall reasonably require and the Managing Member, its officers, directors, managers, employees or agents and agents and employees of the Company shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Notwithstanding anything to the contrary in this Agreement, the officers, directors, managers and employees of the Managing Member and any Person controlling, under common control with or controlled by the Managing Member and any employees of the Company will be permitted to perform similar duties for any entity.

                    (b) Nothing herein contained shall be deemed to preclude the Managing Member or its Affiliates, its officers, directors, managers, employees or other agents or agents of any of them or employees of the Company, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling or holding securities, options, separate accounts, investment contracts, commodities, futures, currency, currency units and forward currency or currency unit contracts or any other asset and any interests therein for their own accounts or for the account of any other Person, whether as investment manager, dealer, broker or otherwise. No Member shall, by reason of being a Member in the Company, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Managing Member or its Affiliates, or its officers, directors, managers, employees or other agents, from the conduct of any business other than the business of the Company or from the conduct of any activities for any account other than that of the Company.

                    (c) The Managing Member will allocate investment opportunities that are appropriate for more than one entity or account sponsored or managed by the Managing Member or its Affiliates in a manner determined to be fair to such entities by the Managing Member acting in good faith in accordance with applicable fiduciary standards. The Managing Member shall have the right to cause the Company or other entities which the Company controls or invests in to do business with any other investment partnership of which the Managing Member is the General Partner or entities which such other partnership controls or invests in, in each case on terms which are fair to the parties consistent with the fiduciary standards applicable to the Managing Member. The Managing Member shall have the right to cause the Company to execute trades in securities and other instruments with or through the Managing Member or any of its affiliates so long as such transactions substantially comply with all applicable regulatory requirements and represent "best execution" in the good faith judgment of the Managing Member, taking into account all factors pertinent to the transaction.

                    (d) Except as discussed in the offering documents provided to investors prior to subscribing (as to which consent shall be deemed to have been given), the Managing Member and its Affiliates may not, acting as principal, purchase from or sell to

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the Company any securities unless the Managing Member shall have disclosed to the Members, prior to completion of such transaction, the pertinent details thereof and its interest therein and received the consent of Members holding a majority of the Unaffiliated Limited Company Interests. The Managing Member and its Affiliates may engage in agency cross transactions (as defined for purposes of the Advisers Act) with the Company if the Managing Member and its Affiliates comply with all pertinent provisions of such Act and the rules and regulations thereunder and all other pertinent laws and regulations; provided, that the Company shall have authority to revoke the foregoing authority by a resolution adopted by Members holding a majority of the Unaffiliated Limited Liability Company Interests.

          Section 2.6 EXCULPATION. No Indemnified Person shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the willful misfeasance, bad faith or gross negligence of the Indemnified Person. Each Indemnified Person may consult with counsel and accountants in respect of Company affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants reasonably selected. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.6 shall not be construed so as to relieve (or attempt to relieve) any Indemnified Person of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 2.6 to the fullest extent permitted by law.

          Section 2.7 INDEMNIFICATION OF MANAGING MEMBER AND OTHERS.

                    (a) The Company, out of its own assets and not out of the assets of any Member (except as provided in Section 2.7(b) below), shall indemnify and hold harmless the Managing Member and any of its officers, directors, managers, members, shareholders, members, employees or agents, and/or the legal representatives or Affiliates of Managing Member and any officer, employee or agent of the Company and any member of any advisory board to the Managing Member or the Company (herein collectively called the "INDEMNIFIED PERSONS"), to the fullest extent permitted by law from and against any loss, expense, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses), costs or damages suffered or sustained by reason of being or having been the Managing Member, an officer, director, member, employee or agent (or a legal representative or controlling person of) of the Managing Member, or any officer, employee or agent of the Company or any member of any advisory board to the Managing Member or the Company, or arising out of or in connection with action or failure to act on the part of such Indemnified Person unless such act or failure to act was the result of the willful misfeasance, bad faith or gross negligence of such Indemnified Person. To the extent that such costs and expenses are directly attributable to a particular class or series, such costs and expenses shall be borne entirely by such class or series; such costs and expenses not attributable to any one class or series will be allocated pro rata. The Company shall, upon advice of counsel that such Indemnified Person is not likely not to be entitled to such indemnification, advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct including any costs and expenses incurred in enforcing the indemnification under this Section 2.7. The Managing Member hereby agrees and each other Indemnified Person shall agree in the event that such an advance is made by the Company, it will be subject to repayment to the extent that it is finally judicially determined that the Indemnified Person was not entitled to indemnification under this Section 2.7.

                    (b) Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company or any class or series of the Company to comply with any Federal, state, local and foreign withholding requirement with respect to any payment, allocation, or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Managing Member in its sole discretion, amounts withheld with respect to any payment, allocation or distribution by any Person to the Company, shall be treated as distributions under this Agreement to the Members to which such amounts would have been distributed (under this Agreement) but for the withholding. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any item previously withheld, paid or distributed to such Member, such Member or any successor or assignee with respect to such Member's interest hereby indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such withholding requirement as the case may be (including any interest, additions and penalties).

                    (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.7 shall not be construed so as to provide for the indemnification of any Indemnified Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 2.7 to the fullest extent permitted by law.

          Section 2.8 PAYMENT OF COSTS AND EXPENSES.

                    (a) The Company will be responsible for all legal, accounting, filing and other out-of-pocket expenses of organizing and raising capital for the Company ("ORGANIZATIONAL EXPENSES").

                    (b) The Company or the classes and series thereof, respectively, shall pay all taxes imposed on and payable by the Company attributable to such classes or series, all investment expenses (i.e., expenses which the Managing Member reasonably determines to be directly related to the investment of the Company's assets, such as brokerage and commission expenses, fees and expenses of open and closed-end funds, margin, premium and interest expenses, fees and disbursements of transfer agents, registrars, custodians, sub-custodians, administrator, investment advisors, and escrow agents and all other investment related expenses of any type), legal expenses and external accounting expenses related to the Company and its investments, any extraordinary expenses (such as litigation and indemnification of the Managing Member) and due diligence expenses. The

Managing Member shall pay all other operating expenses of the Company; including all general overhead expenses of the Company, which includes the rent of the offices which the Managing Member and Company will occupy, compensation and benefits of the administrative staff and investment professionals of the Company and the Managing Member, any costs or expenses of an advisory board to the Company or the Managing Member, telephones and general purpose office equipment of the Company and the Managing Member.

                                  ARTICLE III

            Capital Contributions; Capital Accounts; and Allocations

          Section 3.1 CAPITAL CONTRIBUTIONS AND COMMITMENTS AND CAPITAL CALLS.

                    (a) CAPITAL CONTRIBUTIONS AND COMMITMENTS. Each Member hereby agrees to make Capital Contributions in the amount set forth opposite its name in the Schedule (such amount, a "CAPITAL COMMITMENT") pursuant to Capital Calls (as defined herein) (such capital contributions agreed to be made being referred to herein in the aggregate for one or more Members, as the context may require, as the "Capital Contributions").

                    (b) CAPITAL CALLS. The Managing Member shall provide each Member with a notice of each Capital Call (a "CAPITAL CALL NOTICE") at least 5 Business Days prior to the date on which such Capital Call is due and payable to the Company (the "CAPITAL CALL DATE"). Each Capital Call shall be applied to Portfolio Investments or to provide for Organizational Expenses or other Company expenses, or shall be held in Temporary Investments pending Portfolio Investments or application to provide for Organizational Expenses or other Company expenses. It is anticipated that 25% of each Member's Capital Commitment (the "INITIAL CAPITAL CONTRIBUTION") will be due at the Initial Closing at which such Member is admitted to the Company or class or series thereof, and the remaining 75% will be called by the Managing Member in three equal installments on the first, second and third anniversaries of the Initial Closing, PROVIDED that the Managing Member may accelerate or defer this anticipated schedule of Capital Calls in its sole discretion through the issuance of Capital Call Notices in accordance with this Section 3.1(b). If any Member fails to fund a Capital Call, the Managing Member in its sole discretion may allocate the amount called but not received on a pro rata basis among the other Members, and may impose penalties it deems appropriate and reasonable to protect the interests of the other Members pursuant to Section 3.1(f) of this Agreement.

                    (c) REVISED CAPITAL CALL NOTICES. Notwithstanding Section 3.1(b), if the actual Capital Contribution to be paid by a Member changes after delivery of a Capital Call Notice (due, for example, to a default by another Member), the Managing Member shall issue a revised Capital Call Notice to the Members. Such Members shall pay any additional Capital Contribution thereby required no later than the Capital Call Date specified in such revised Capital Call Notice, PROVIDED that in no event shall any Member be obligated to contribute any amount in excess of such Member's Capital Commitment.

                    (d) PAYMENT OF THE CAPITAL CALL. Each Member shall pay to the Company the Capital Contributions specified in the relevant Capital Call Notice, as the same may be revised pursuant to Section 3.1(c), by wire transfer immediately available funds to the account specified therein. Except as otherwise provided herein, the required Capital Contribution of each Member shall be made no later than the Capital Call Date specified in such Capital Call Notice and shall equal the amount, not to exceed such Member's remaining Capital Commitment, specified in the Capital Call Notice.

                    (e) NO THIRD PARTY BENEFICIARIES. The provisions of this
Section 3.1 are intended solely to benefit the Company and the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions to the Company pursuant to this Section 3.1 or to cause the Managing Member to deliver to any Member a Capital Call Notice.

                    (f) FAILURE TO FUND CAPITAL CALL. If a Member fails to fund a Capital Call (a "FAILED CAPITAL CALL") on the specified date (such Member, a "NONFUNDING MEMBER"), the Managing Member may at its discretion impose any penalties it deems appropriate and reasonable to protect the interests of the other Members, including, but not limited to, (i) reduce amounts otherwise distributable to such Nonfunding Member by 50% as of the date of such Nonfunding and withhold the remaining 50% of any future distributions that otherwise would be payable to such Nonfunding Member pursuant to Article IV until the dissolution of the class or series of the Company, (ii) cease to allocate any income and gain to such Nonfunding Member with respect to its remaining interest in the class or series of the Company, but continue to allocate his, her or its PRO RATA share of losses and deductions, (iii) require such Nonfunding Member to remain fully liable for payment of up to his or her or its PRO RATA share of Organizational Expenses and other expenses of the class or series of the Company as if the Failed Capital Call had not occurred and (iv) if the Company borrows money to fund the Failed Capital Call, require such Nonfunding Member to be fully liable for any interest paid or due in connection with such borrowing. The Managing Member may apply amounts otherwise distributable to such Nonfunding Member in satisfaction of all amounts payable by such Nonfunding Member. In addition, such Nonfunding Member shall have no further right to make Capital Contributions to participate in any Portfolio Investment. The Managing Member may charge such Nonfunding Member interest on the Failed Capital Call amount and any other amounts not timely paid at a rate per annum equal to the Prime Rate plus 4% from the date such amounts were due and payable through the date that full payment of such amounts is actually made or, if such amounts are not paid, through the end of the term, and to the extent not paid such interest charge may be deducted from amounts otherwise distributable to such Nonfunding Member. The Managing Member shall have the right to pursue all remedies at law or in equity available to it with respect to the Failed Capital Call of a Nonfunding Member. Notwithstanding any other provision of this Agreement, each Member agrees to pay on demand all costs and expenses (including attorneys' fees) incurred by or on behalf of the Company in connection with the enforcement of this Agreement against such Member sustained as a result of a Failed Capital

Call by such Member and that any such payment shall not constitute a Capital Contribution to the Company.

                    (g) FUNDING OF FAILED CAPITAL CALL. With respect to any Failed Capital Call, the Managing Member may (i) increase the Capital Contributions of the Members that have funded their PRO RATA share of such Capital Call Notice in proportion to, but not in excess of, their remaining Capital Commitments to the extent necessary to fund the Failed Capital Call, as contemplated by Section 3.1(c), or (ii) cause the Company to borrow such amounts as are necessary to fund the Failed Capital Call. In the event that the Company borrows money from the Managing Member or any of its Affiliates pursuant to clause (ii) of this Section 3.1(g), the Managing Member or any such Affiliate shall receive interest on such amounts at the Prime Rate plus 4%.

                    (h) REMAINING CAPITAL COMMITMENT. With respect to the remaining Capital Commitment of any Nonfunding Member (the "REMAINING CAPITAL COMMITMENT"), the Managing Member, any Affiliate of the Managing Member, and/or any other Person designated by the Managing Member may purchase such Remaining Capital Commitment at a purchase price equal to 75% of the Nonfunding Member's PRO RATA share of all Portfolio Investments then held by the Company, valued at cost. The Managing Member shall make such revisions to the books and records of the Company as may be necessary to reflect the change in Members and Capital Commitments contemplated by this Section 3.1(h).

                    (i) CONSENTS. Whenever the vote, consent or decision of a Member is required or permitted pursuant to this Agreement or under the Act, a Nonfunding Member shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Nonfunding Member were not a Member.

                    (j) Notwithstanding anything herein to the contrary, upon the liquidation of the Company, no Member shall be required to make any Capital Contribution to the Company in respect of any deficit in such Member's Capital Account.

          Section 3.2 CAPITAL ACCOUNTS.

                    (a) ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS. The Company shall establish and maintain a separate account for each Member with respect to each class or series in which it has invested (each, a "CAPITAL ACCOUNT"). The initial balance of the Capital Account shall be such Member's Initial Capital Contribution to the Company. The Capital Account of each Member shall be increased by (i) the dollar amount of any additional Capital Contributions made by such Member in cash, (ii) the fair market value of any property (other than cash) contributed to the Company by such Member (net of liabilities to which such property is subject for purposes of Section 752 of the
Code), and (iii) allocations to such Member of Net Income (and items thereof). The Capital Account of each Member shall be decreased by (i) the dollar amount of any distributions made to such Member in cash, (ii) the fair market value of any property (other than cash) distributed to such Member (net of any liabilities to which such property is subject for purposes of Section 752 of the Code) and (iii) allocations to such Member of Net Loss (and items thereof).

                    (b) COMPLIANCE WITH REGULATIONS. Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of Section 3.2(a) regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to
Section 704 of the Code. The Managing Member is hereby authorized to modify the foregoing provisions to the minimum extent necessary to comply with such law or any changes thereto in the event unanticipated events occur that might otherwise cause this Agreement not to comply with applicable law.

          Section 3.3 ALLOCATIONS TO CAPITAL ACCOUNTS.

                    (a) GENERAL RULE. Except as provided in this Agreement or as otherwise designated in any supplement hereto creating any class or series, Net Income (and items thereof) and Net Loss (and items thereof) for any Fiscal Year shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member during such Fiscal Year pursuant to Article IV, if (i) the class or series of the Company were dissolved and terminated;
(ii) its affairs were wound up and each asset of such class or series was sold for cash equal to its book value to the Company (except that any Company asset that is sold in such Fiscal Year shall be treated as if sold for an amount of cash equal to the sum of (x) the amount of any net cash proceeds actually received by the Company in connection with such disposition and (y) the fair market value of any property actually received by the Company in connection with such disposition); (iii) liabilities of the class or series were satisfied (limited with respect to each Nonrecourse Liability to the book value of the assets securing such liability); and (iv) the net assets of the class or series were distributed in accordance with Article VII to the Members immediately after giving effect to such allocation; PROVIDED, HOWEVER, that the Net Income or Net Loss associated, in the judgment of the Managing Member in its sole and absolute discretion, with any investment by the class or series that the Managing Member determines in its sole and absolute discretion to be a "hot issue" for purposes of the Conduct Rules of the National Association of Securities Dealers, Inc. (a "HOT ISSUE") for the period such investment is treated as a Hot Issue, shall be provisionally allocated solely among the Members in such class or series to whom a member of the National Association of Securities Dealers, Inc. would not be prohibited from selling such investment in accordance with such Members' respective Hot Issue Participation Interests and an interest charge at the T-Bill Rate of the Nonparticipant Capital Utilization may in the sole and absolute discretion of the Managing Member be provisionally allocated from the Capital Accounts of the Members in such class or series participating in such Hot Issues to the Capital Accounts of the Members in such class or series not participating in such Hot Issue in accordance with their respective Hot Issue Nonparticipant Interests. The Managing Member may, in its sole and absolute discretion, make such other assumptions (whether or not consistent with the above assumptions) as it deems necessary or appropriate in order to effectuate the intended economic arrangement of the Members as reflected in Article IV.

                    (b) REGULATORY AND RELATED ALLOCATIONS. Notwithstanding any other provision in this Article III to the contrary, the following special allocations shall be made to the Capital Accounts of the Members in the following order:

               (i) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article III, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain, with respect to any series or class, for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in such series' or class' Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 3.3(b)(i) is intended to comply with the minimum gain charge back requirement in such section of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such section of the Treasury Regulations and for purposes of this Section 3.3(b)(i) only, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article III with respect to such Fiscal Year.

               (ii) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article III, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704(j)(2). This Section 3.3(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (iii) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or
     (6) with respect
     to such Member's Capital Accounts, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; PROVIDED that an allocation pursuant to this Section 3.3(b)(iii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this
     Section 3.3(b)(ii) were not in this Agreement. This Section 3.3(b)(ii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and should be interpreted consistently therewith.

               (iv) NONRECOURSE DEDUCTIONS. Any Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Members in accordance with their respective Capital Accounts.

               (v) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

               (vi) GROSS INCOME ALLOCATION. In the event any Member has an Adjusted Capital Account Deficit, items of Company income and gain, with respect to series or classes, shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Member's Adjusted Capital Account Deficit as quickly as possible; PROVIDED that an allocation pursuant to this Section 3.3(b)(vi) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III (other than Section 3.3(b)(iii)) have been tentatively made as if this Section 3.3(b)(iv) were not in this Agreement.

               (vii) LOSS ALLOCATION LIMITATION. No allocation of Net Loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member.

                    (c) CURATIVE ALLOCATIONS. The allocations set forth in
Section 3.3(b) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations under Section 704 of the Code. Notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Company items of income, gain, loss, deduction and expense among the Members with respect to each series or class so that, to the extent possible, the net amount of such allocations of other Company items and the Regulatory

Allocations shall be equal to the net amount that would have been allocated to the Members pursuant to this Article III if the Regulatory Allocations had not been made.

                    (d) SECTION 754 ADJUSTMENTS. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

                    (e) TRANSFER OF OR CHANGE IN INTERESTS. The Managing Member is authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to a newly issued interest in the Company, a transferred interest in the Company and a redeemed interest in the Company. A transferee of an interest in the Company shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred interest.

                    (f) SYNDICATION AND ORGANIZATION EXPENSES. Syndication and organization expenses as defined in Section 709 of the Code (and to the extent necessary, as determined in the sole discretion of the Managing Member, any other items) shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the amount of such syndication and organization expenses (and other items, if relevant) allocated with respect to each dollar of Capital Commitment for each Member is the same amount.

                    (g) ALLOCATION PERIODS AND UNREALIZED ITEMS. Subject to applicable Treasury Regulations and notwithstanding anything expressed or implied to the contrary in this Agreement, the Managing Member may, in its sole discretion, determine allocations to Capital Accounts based on an annual, quarterly or other period and/or on realized and unrealized net increases or net decreases (as the case may be) in the fair market value of Company property.

          Section 3.4 TAX ALLOCATIONS.

                    (a) Items of Company income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Net Income (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Section 3.3; PROVIDED, HOWEVER, that solely for federal, state and local income tax purposes, allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby. Such allocations shall be made in such manner and utilizing such permissible tax elections as determined in the sole discretion of the Managing Member.

                    (b) Allocations pursuant to this Section 3.4 are solely for federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income (and items thereof) or Net Loss (and items thereof).

                    (c) The Members are aware of the tax consequences of the allocations made by this Section 3.4 and hereby agree to be bound by the provisions of this Section 3.4 in reporting their shares of items of Company income, gain, loss, deduction and expense.

          Section 3.5 VALUATION. For Capital Account and tax purposes, subject to the discretion of the Managing Member, Company assets will be valued at their respective cost bases until sale, disposition or other taxable event. Whenever valuation of Company assets or net assets is required by this Agreement, the Managing Member shall determine the fair market value thereof in good faith in accordance with the following description:

                    (a) Valuation shall be determined with respect to Marketable Securities (i) that are primarily traded on a securities exchange, at the average of their closing sale prices on the principal securities exchange for which they are traded for the five Business Days immediately preceding and including the date of determination and the five Business Days after the date of the determination or, if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day; and (ii) the principal market for which is or is deemed to be the over-the-counter market, at the average of their closing sales prices on each Business Day during such period, as published by NASDAQ or any similar organization, or if such price is not so published on any such day, the mean between their closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and

                    (b) Valuation shall be determined with respect to all other securities or other assets or interests in the Fund, other than cash and securities, at the value determined by the Managing Member in good faith considering all factors, information and data determined to be pertinent.

          Section 3.6 DETERMINATION BY MANAGING MEMBER OF CERTAIN MATTERS. All matters concerning the computation of Capital Accounts and tax basis accounts, the allocation of Gross Asset Values of Company assets, the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managing Member in its sole and absolute discretion. Such determination shall be final and conclusive as to all Members. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts and tax basis accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article IV, the Managing Member may make such modification.

                                   ARTICLE IV

                    Withdrawals and Distributions of Capital

          Section 4.1 WITHDRAWALS AND DISTRIBUTIONS IN GENERAL. (a) No Member shall have the right to withdraw or demand distributions of any amount in its Capital Account, except as expressly provided in this Article IV and in Article VII.

                    (b) The Managing Member may withdraw any amount from its Capital Account at any time.

          Section 4.2 CURRENT DISTRIBUTIONS OR PLAN.

                    (a) CASH DISTRIBUTIONS. The Company may make distributions of cash revenues, reduced, in the sole and absolute discretion of the Managing Member, by reserves, expenses, fees and taxes, if any, of the Company.

                    (b) GENERAL DISTRIBUTIONS. Subject to Section 4.3, net proceeds attributable to the disposition of a Portfolio Investment, together with any dividends or interest income earned with respect to such Portfolio Investment, shall be distributed to all Members participating in such investment PRO RATA in accordance with each Member's Capital Account after giving effect to Organizational Expenses and any necessary reserves. Any return of capital received by any class or series of the Company on or prior to the second anniversary of the final closing date of THL Fund V may, in the discretion of the Managing Partner, not be distributed, but may be treated, for all purposes, as though such amounts had been distributed to, then recontributed by, the Members.

                    (c) DISTRIBUTIONS IN KIND. The Managing Member intends generally to avoid making in kind distributions of non-marketable securities. In the event that at any time or from time to time the Managing Member makes a distribution of property other than cash, such property shall be deemed to be sold for its fair market value on the date of such distribution, and any gain or loss attributable to such deemed sale shall be included in determining Net Income or Net Loss for the applicable Fiscal Year for purposes of Article III. Any in kind distribution shall be made pursuant to Section 4.2(b) after giving effect to the allocation of Net Income or Net Loss pursuant to Article III.

          Section 4.3 RESTRICTIONS ON DISTRIBUTIONS. The foregoing provisions of this Article IV to the contrary notwithstanding, no distribution shall be made:
(a) if such distribution would violate any contract or agreement to which the Company is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Company; (b) to the extent that the Managing Member, in its sole and absolute discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company, whether liquidated, fixed, contingent or otherwise; (c) to hedge an existing investment; or (d) to the extent that the Managing Member, in its sole and absolute discre-tion, determines that the cash available to the Company is insufficient to permit such distribution.

                                   ARTICLE V

                            Admission of New Members

          Section 5.1 ADMISSION OF MEMBERS.

                    (a) Members will be admitted to the Company (i) as of the Initial Closing and (ii) at any time after the Initial Closing at the sole and absolute discretion of the Managing Member, subject only to the condition that each new Member agrees to be bound by the terms and provisions hereof, including the requirement that such new Member pay its allocable portion of Organizational Expenses and, in the discretion of the Managing Member, an implied interest charge at a rate of 10% per annum assessed on the amount of such Capital Commitment which will be for the benefit of the other Members. Such agreement to be bound shall be deemed to occur upon admission of such Member, which shall occur as of the date such person is named in the books and records of the Company. Such new Members will have the same rights and obligations of all the Members admitted at the Initial Closing except that such new Members will not participate in Portfolio Investments made prior to their investment in the Company. The Managing Member, in its sole and absolute discretion, may at any time admit or refuse to admit a transferee of an interest as a Member or a substitute Member, or it may replace a terminated Member pursuant to Section 6.1(b) with a substitute Member. Such agreement to be bound shall be deemed to occur upon admission of such Member, which shall occur as of the date such person is named in the books and records of the Company. Such new Members will have the same rights and obligations of all the Members admitted at the Initial Closing except that such new Members will not participate in Portfolio Investments made prior to their investment in the Company. The Managing Member, in its sole and absolute discretion, may at any time admit or refuse to admit a transferee of an interest as a Member or a substitute Member, or it may replace a terminated Member pursuant to Section 6.1(b) with a substitute Member.

                    (b) The Managing Member may appoint and admit a new Managing Member immediately prior to its transfer of its interest if such new Managing Member satisfies the requirements set forth in Section 1.7(b).

                                   ARTICLE VI

                         Withdrawal, Death, Incompetency

          Section 6.1 WITHDRAWAL OF MEMBERS.

                    (a) A Member shall not have the right to withdraw from the Company except with the prior written consent of the Managing Member, which consent may be granted or withheld in its sole and absolute discretion.

                    (b) The Managing Member may terminate all or any portion of the interest of any Member in the Company or any class or series thereof, upon at least 30 days' prior written notice, at the end of any Fiscal Quarter in which such notice is given. In such an instance the terminated Member shall not contribute additional capital and will retain only a PRO RATA economic interest in invested capital less fees and expenses with respect to such capital. In the event of the termination of a Member by the Managing Member, in accordance with this Section 6.1, 90% of such Member's Capital Account balance on the date of termination of such Member shall be paid within 90 days thereof or as soon thereafter as the Company has funds available therefor. The remaining 10% of the balance of such Member's Capital Account shall be paid upon completion of the next year-end audit. Notwithstanding the foregoing, a Nonfunding Member shall be treated as set forth in Section 3.1(f). The Manager may, in the alternative, sell the terminated Member's interest to a non-Member or offer to sell it to one or more existing Members in its sole discretion.

          Section 6.2 EFFECT OF DEATH, ETC.

                    (a) The death, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member shall not dissolve the Company or series or class thereof. The legal representatives, if any, of a Member shall succeed as assignee to the Member's interest in the Company upon the death, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a substituted member without the consent of the Managing Member in its sole and absolute discretion.

                    (b) From and after the effective date of withdrawal of a Member the interest of a such Member, including without limitation, any interest held by the legal representative of such Member, shall not be included in calculating the Company interests of the Members required to take any action under this Agreement.

          Section 6.3 LIMITATIONS ON WITHDRAWAL OF CAPITAL ACCOUNTS. The right of any Member or the legal representatives of such Member to have distributed any of such Member's Capital Accounts pursuant to this Article VI is subject to the provision by the Managing Member for all Company liabilities in accordance the Delaware Limited Liability Company Act, and for reserves for contingencies established by the Managing Member in good faith.

          Section 6.4 WITHDRAWAL, REMOVAL OR REPLACEMENT OF MANAGING MEMBER. The Managing Member may resign or withdraw effective at any time upon 30 days' prior written notice to the Members. The Members shall have no right to remove or replace the Managing Member or to continue the Company upon the resignation, withdrawal, bankruptcy or insolvency of the Managing Member.

                                  ARTICLE VII

                       Duration and Termination of Company

          Section 7.1 DURATION. The term of the Fund will be unlimited unless terminated in accordance with the Delaware Limited Liability Company Act. There shall be a dissolution of a class or a series of the Company and its affairs shall be wound up upon the first to occur of any of the following events:

               (i) The termination or liquidation of the THL Fund V; or

               (ii) The withdrawal or dissolution and commencement of winding up of the Managing Member, or the assignment by the Managing Member of its entire interest in the class or series Company in contravention of this Agreement, or the occurrence of any other event that causes the Managing Member to cease to be a managing member of the class or series under the Act UNLESS, within 90 calendar days after the occurrence of such event, a substitute managing member is appointed by the Managing Member effective as of such event; or

               (iii) A decision, made by the Managing Member in its sole discretion, to dissolve the class or series; or

               (iv) The entry of a decree of judicial dissolution.

          Section 7.2 TERMINATION. On termination of the business of the Company (or any class or series thereof), the Managing Member shall, within no more than 30 days after completion of a final audit of the Company's books and records (which shall be performed within 90 days of such termination), make distributions, out of Company assets, with respect to each class or series, in the following manner and order:

                    (a) to payment and discharge of the claims of all creditors of the class or series of the Company who are not Members;

                    (b) to payment and discharge of the claims of all creditors of the class or series of the Company who are Members;

                    (c) to the Members of such class or series or their legal representatives in accordance with the positive balances in their respective Capital Accounts as determined after taking into account all adjustments to Capital Accounts for all periods.

          In the event that the Company is terminated on a date other than the last day of a Fiscal Year, the date of such termination shall be deemed to be the last day of a Fiscal Year for purposes of adjusting the Capital Accounts of the Members pursuant to Article III of this Agreement.

          Section 7.3 LIQUIDATING DISTRIBUTIONS IN KIND. Any property other than cash distributed pursuant to Section 7.2 shall be deemed to be sold for its fair market value on the date of such distribution, and any gain or loss attributable to such deemed sale shall be included in determining Net Income or Net Loss for the Fiscal Year of termination for purposes of Article III. Any in kind distribution shall be made pursuant to Section 7.2 after giving effect to the allocation of Net Income or Net Loss pursuant to Article III.

                                  ARTICLE VIII

                         Tax Returns; Reports to Members

          Section 8.1 INDEPENDENT ACCOUNTANTS. The books and records of the Company shall be audited by independent certified accountants selected by the Managing Member, as of the end of each Fiscal Year.

          Section 8.2 FILING OF TAX RETURNS. The Managing Member shall prepare and file, or cause the accountants of each class or series of the Company to prepare and file, all information tax returns required by federal, state, local and foreign income tax law for each taxable year of the Company.

          Section 8.3 TAX MATTERS MEMBER. The Managing Member shall be designated as the tax matters member for each class or series of the Company (the "TAX MATTERS MEMBER") as provided in Section 6231(a)(7) of the Code. Each Person (for purposes of this Section 8.3, called a "PASS-THRU MEMBER") that holds or controls an Interest on behalf of, or for the benefit of another Person or Persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Member of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in any class or series of the Company holding such interest through such Pass-Thru Member. In the event that a class or series of the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent such class or series of the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

          Section 8.4 ANNUAL REPORTS TO MEMBERS. Within 90 days after the end of each Fiscal Year (which period may be extended to 180 days), the Company shall prepare and mail to each Person who was a Member during such Fiscal Year, or shall cause others to do so, a financial report setting forth the following:

                    (a) a balance sheet of the Company as of the close of such Fiscal Year; and

                    (b) a statement showing the Net Income or Net Loss for such Fiscal Year in reasonable detail.

          The financial report for the Company for each Fiscal Year shall be accompanied by the report thereon of the independent accountants selected by the Managing Member and a statement, addressed separately to each Member, of the amount of each of the Capital Accounts of such Member as of the close of such Fiscal Year. The Company shall not be required to provide to any Member in writing any listing of its assets or liabilities or any portion thereof.

          Section 8.5 TAX REPORTS AND MONTHLY LETTERS TO MEMBERS. Within 90 days after the end of each Fiscal Year (which period may be extended to 120 days) the Company shall prepare and mail, or cause its accountants to prepare and mail, to each Person who was a Member during such Fiscal Year (or such Member's legal representatives), a report setting forth in sufficient detail such information as shall enable such Member (or such Member's legal representatives) to prepare their respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing.

                                   ARTICLE IX

                                  Miscellaneous

          Section 9.1 GENERAL. This Agreement: (i) shall be binding on the executors, administrators, estates, heirs, and legal successors and representatives of the Members; and (ii) may be executed, through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; PROVIDED, HOWEVER, that each such counterpart shall have been executed by the Managing Member and that the counterparts, in the aggregate, shall have been signed by all of the Members.

          Section 9.2 POWER OF ATTORNEY. Each of the Members hereby appoints the Managing Member, or any of its officers, if any, (and any substitute or successor managing member or any officer thereof or of the Company) each acting individually, as the true and lawful representative of such Member and attorney-in-fact, in such Member's name, place and stead:

                    (a) to receive and pay over to the Company on behalf of such Member, to the extent set forth in this Agreement, all funds received hereunder,

                    (b) to complete or correct, on behalf of such Member and in accordance with such Member's instructions, all documents to be executed by such Member in connection with such Member's subscription for an interest in the Company, including, without limitation, filling in or amending amounts, dates, and other pertinent information,

                    (c) to make, execute, sign, acknowledge, swear to and file:
(i) a Certificate of Limited Company of the Company and all amendments thereto as may be required under the Delaware Limited Liability Company Act including, without limitation, any such filing for the purpose of admitting the undersigned and others as Members and describing their initial or any increased Capital Contributions; (ii) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, a Certificate of Cancellation of the Certificate of Limited Liability Company); (iii) any business certificate, fictitious name certificate, amendment thereto, or other instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state or local law; (iv) any counterparts of this Agreement and any amendments to which such Member is a signatory which have been adopted as provided in this Agreement, (v) any amendments to any such amendments (as provided in the Company Agreement); and (vi) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Managing Member considers necessary or desirable to carry out the purposes of this Agreement, and the business of the Company, and

                    (d) to borrow money on behalf of a Nonfunding Member pursuant to Section 3.1(f).

          The power of attorney hereby granted by each of the Members is coupled with an interest, is irrevocable, shall survive the transfer of the Member's interest in the Company and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Member.

          Such representative and attorney-in-fact shall not have any right, power or authority to amend or modify this Agreement when acting in such capacity.

          Section 9.3 AMENDMENTS TO AGREEMENT. The terms and provisions of this Agreement may be modified or amended at any time and from time to time (i)(A) with the written consent of Members holding a majority of the Unaffiliated Limited Liability Company Interests or (B) by notice mailed to the address of record of each Member which is not objected to in writing within 30 days of mailing by Members holding a majority of the Unaffiliated Limited Liability Company Interests and (ii) with the written consent of the Managing Member; PROVIDED, HOWEVER, that without the consent of the Members the Managing Member may amend the Agreement or the Schedule hereto to (i) reflect changes validly made in the membership of the Company and the Capital Contributions of the Members; (ii) reflect a change in the name of the Company; (iii) make a change that is necessary or, in the opinion of the Managing Member, advisable to qualify the Company as a limited liability company in which the Members have limited liability under the laws of any state, or ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes; (iv) make a change that does not adversely affect the Members in any material respect; (v) make a change that is necessary or desirable to cure any ambiguity or mistake, or to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement or that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Members; or that is required or contemplated by this Agreement; (vi) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Managing Member or the Company pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (vii) prevent the Company or the Managing Member from in any manner being (A) deemed an "investment company" subject to registration and regulation under the provisions of the Investment Company Act, (B) treated as a "publicly traded partnership" for purposes of
Section 7704 of the Code, or (C) subject to federal income tax as an association taxable as a corporation; or (viii) make any other amendments similar to the foregoing. To the extent an amendment relates to particular classes or series only those classes or series affected shall vote thereon, with such determination to be made by the Managing Member in its sole discretion. The same voting procedures shall apply to class specific amendments as above. Each affected Member, however, must consent to any amendment which would (a) reduce such Member's Capital Account or rights of contribution or withdrawal; (b) reduce the protections provided by this sentence and the following sentence to such Member; (c) result in the Company being treated as an association taxable as a corporation for federal income tax purposes; (d) reduce the right of such Member to share in the profits of the Company; or (e) increase such Member's liability with respect to losses and expenses of the Company. Notwithstanding any provision in this Agreement to the contrary, no amendment to this Agreement shall increase the liability of a Member without such Member's consent.

          Section 9.4 CHOICE OF LAW. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Delaware Limited Liability Company Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of the Agreement.

          Section 9.5 SURVIVAL. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

          Section 9.6 NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person, by facsimile, by courier, Federal Express or similar delivery service or by registered or certified mail. The receipt of any notice transmitted by facsimile must be confirmed by any means acceptable in the preceding sentence to be effective, PROVIDED, HOWEVER, that such a confirmation does not, in turn, have to be confirmed. All notices to the Company shall be addressed to its principal office and place of business. All notices addressed to a Member shall be addressed to such Member at the address provided to the Company by such Member and set forth in the books and records of the Company. Any Member may designate a new address by notice to that effect given to the Company. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when faxed or mailed by registered or certified mail to the proper address, the Business Day after deposit with an overnight courier or when delivered in person.

          Section 9.7 GOODWILL. No value shall be placed on the name or goodwill of the Company, which shall belong exclusively to the Managing Member.

          Section 9.8 HEADINGS. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in constructing the terms and provisions of this Agreement.

          Section 9.9 CONSTRUCTION AND INTERPRETATION. If any question should arise with respect to the operation of the Company, which is not otherwise specifically provided for in this Agreement, or with respect to the interpretation of this Agreement, the Managing Member is hereby authorized to make a final determination with respect to any such question and to interpret this agreement in such a manner as it shall deem fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. Whenever possible, the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under said applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

          Section 9.10 CONFIDENTIALITY. No Member shall have the right in inspect the books and records of the Company with respect to another Member's Capital Account. Nothing in this Section 9.10 shall prevent a Member from inspecting the books and records with respect to the Member's own Capital Account.

          Section 9.11 CONSENT OF JURISDICTION. All Members expressly agree that all disputes hereunder with respect to the Company's interpretation of this Agreement or any other matters related to the Company or this Agreement shall be brought in the Court of Chancery, New Castle County, Delaware.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

MANAGING MEMBER:                           MEMBER:


Putnam Investment Holdings, LLC
                                           -------------------------------------
                                           Print Name of Member


By:                                        By:
   -------------------------------         -------------------------------------
   Name:  William H. Woolverton               Signature of Member
   Title: Vice President                     or Authorized signatory


                                           -------------------------------------
                                           Print Name of Authorized Signatory

                                           -------------------------------------
                                           Title of Authorized Signatory

             Putnam Investments Employees' Securities Company I LLC


                        SCHEDULE OF CAPITAL CONTRIBUTIONS

                                          Dated ______________, _______


                                     Part I

                                 MANAGING MEMBER



                                          Amount of                   Total
                                           Capital                   Capital
Name and Address                          Commitment              Contributions
----------------                          ----------              -------------

Putnam Investment Holdings, LLC
One Post Office Square
Boston, Massachusetts 02109


                                       PART II

                                       MEMBERS

                                          Amount of                   Total
                                           Capital                   Capital
Name and Address                          Commitment              Contributions
----------------                          ----------              -------------